Exhibit 10.2

April 11, 2011

The Board of Directors
Axim International Inc.
245 East Liberty Street, Suite 200
Reno, Nevada 89501
U.S.A.

Ladies and Gentlemen,

In the next few months, funds are needed for costs pertaining to the financial audits, filing of Exchange Act reports and as well, the investigating, analyzing and consummation of an acquisition.

This letter is to state that I will be paying either by myself or friends and associates of mine, for all the above mentioned costs, either by way of a loan to, or private placement with the Company. In the next few months, I shall be advancing periodic amounts myself or by my friends and associates, to the Company as and when the funds are required.

Delivery of an executed copy of the resolutions by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of the resolutions on the date set forth above.

Yours sincerely,

/s/ Rosemary Samuels
Rosemary Samuels